Exhibit 99.1

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

OKLAHOMA CITY, October 21, 2021 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $38.8 million, or $1.16 diluted earnings per share, for the third quarter of 2021 compared to net income of $20.9 million, or $0.63 diluted earnings per share, for the third quarter of 2020. The Company recorded a provision for credit losses of $1.5 million for the three months ended September 30, 2021 compared to a provision for credit losses of $18.7 million for the three months ended September 30, 2020. Net income for the nine months ended September 30, 2021 was $129.5 million, or $3.88 diluted earnings per share, compared to $64.2 million, or $1.94 diluted earnings per share, for the nine months ended September 30, 2020. The Company recorded a net benefit from reversal of provisions for credit losses of $8.5 million for the nine months ended September 30, 2021 compared to a provision for credit losses of $57.7 million for the nine months ended September 30, 2020.

BancFirst Corporation Executive Chairman David Rainbolt commented, “Recently, COVID cases have begun to decline in Oklahoma, but continue to impact some businesses. As a result, our revised quarterly economic scenario supports a stable reserve. Consequently, the provision was very slight this quarter. We would anticipate the economic effects of the pandemic to wane more rapidly over the next quarter which would imply a lower reserve going forward.”

The Company’s net interest income for the third quarter of 2021 increased to $80.2 million compared to $75.9 million for the third quarter of 2020, as a result of an increase of $6.1 million in fee income from Paycheck Protection Program (PPP) loan forgiveness. The net interest margin for the quarter was 3.09% compared to 3.40% a year ago. Noninterest income for the quarter totaled $39.8 million, compared to $34.6 million last year. The increase in noninterest income was attributable to $2.9 million in rental income from other real estate property, a $2.1 million increase in income from debit card interchange fees and a $1.5 million increase in insurance commissions. Noninterest expense for the quarter increased to $70.2 million compared to $66.1 million last year, because of the increase in approximately $2.0 million related to other real estate property operating costs and $1.0 million in net occupancy and depreciation primarily from the Company’s new corporate headquarters. The Company’s effective tax rate was 19.7% compared to 18.4% for the third quarter of 2020.

At September 30, 2021, the Company’s total assets were $11.3 billion, an increase of $2.1 billion from December 31, 2020. Loans totaled $6.0 billion, a decrease of $410.3 million from December 31, 2020 stemming from a net decrease of approximately $451.5 million in PPP loans and approximately $21 million of loans that were sold with the Company’s Hugo, Oklahoma branch, which were partially offset by approximately $149 million of acquired loans from the First National Bank and Trust Company of Vinita, Oklahoma. Deposits totaled $10.0 billion, an increase of $1.9 billion from December 31, 2020. The increase in assets and deposits was predominantly related to PPP and other government stimulus payments. At September 30, 2021, the balance of PPP loans was $201.2 million. The Company’s total stockholders’ equity was $1.1 billion, an increase of $79.0 million over December 31, 2020. Off-balance sheet sweep accounts totaled $2.7 billion at September 30, 2021 compared to $2.8 billion at December 31, 2020.

Nonaccrual loans represent 0.44% of total loans at September 30, 2021, down from 0.58% at year-end 2020. Net charge-offs for the quarter were 0.01% of average loans, compared to 0.03% in the third quarter of 2020. The allowance for credit losses to total loans was 1.43% at September 30, 2021 compared to 1.42% at year-end 2020, and the allowance for credit losses to nonaccrual loans was 324.96% compared to 243.35% at year-end 2020. At September 30, 2021, the Company’s nonaccrual loans decreased $10.9 million from year-end 2020, as a result of the resolution of several loans, which was offset by $7.2 million of nonaccrual loans acquired from The First National Bank and Trust Company of Vinita, Oklahoma. At September 30, 2021, the Company’s other real estate owned (OREO) increased $6.8 million from December 31, 2020, and included approximately $4.0 million from the repossession of one commercial real estate property, $2.4 million from the decommissioning of the Company’s previous headquarters, and approximately $600,000 acquired from The First National Bank and Trust Company of Vinita, Oklahoma.

BancFirst Corporation CEO David Harlow commented, “Fees related to ongoing PPP loan forgiveness and a year-to-date negative provision have allowed for outsized EPS through the first nine months of the year. For the remainder of this year and into 2022, our challenge will be to grow loans and stabilize our margin while continuing to build upon and expand our non-interest and fee based revenues.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates two subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 108 banking locations serving 59 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2021	2020	2020
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$80,190	$82,363	$77,206	$79,535	$75,852
Provision for (benefit from) credit losses	1,483	(9,949)	—	4,992	18,740
Non-interest income:
Trust revenue	3,210	3,264	3,102	2,976	3,131
Service charges on deposits	21,706	20,524	19,100	19,796	19,078
Securities transactions	150	172	95	156	—
Income from sales of loans	1,594	2,133	2,010	1,852	1,873
Insurance commissions	6,666	5,015	5,989	5,680	5,197
Cash management	3,127	3,068	3,003	3,135	3,701
Other	3,333	10,442	6,636	1,825	1,595
Total noninterest income	39,786	44,618	39,935	35,420	34,575

Non-interest expense:
Salaries and employee benefits	42,267	41,992	39,577	40,750	41,995
Occupancy expense, net	5,086	4,528	4,348	4,533	4,503
Depreciation	4,207	4,133	3,877	3,779	3,795
Amortization of intangible assets	755	809	793	915	968
Data processing services	1,734	1,660	1,678	1,763	1,669
Net expense from other real estate owned	1,810	3,357	1,510	420	196
Marketing and business promotion	1,796	1,648	1,879	1,671	1,485
Deposit insurance	846	766	876	857	723
Other	11,713	15,130	10,425	10,923	10,749
Total noninterest expense	70,214	74,023	64,963	65,611	66,083
Income before income taxes	48,279	62,907	52,178	44,352	25,604
Income tax expense	9,529	14,715	9,658	8,994	4,714
Net income	$38,750	$48,192	$42,520	$35,358	$20,890
Per Common Share Data:
Net income-basic	$1.18	$1.47	$1.30	$1.08	$0.64
Net income-diluted	1.16	1.45	1.27	1.06	0.63
Cash dividends declared	0.36	0.34	0.34	0.34	0.34
Common shares outstanding	32,572,217	32,784,513	32,771,013	32,719,852	32,679,191
Average common shares outstanding -
Basic	32,744,104	32,779,227	32,756,852	32,690,296	32,668,789
Diluted	33,267,955	33,405,923	33,408,116	33,275,550	33,168,938
Performance Ratios:
Return on average assets	1.37%	1.79%	1.69%	1.45%	0.86%
Return on average stockholders’ equity	13.42	17.42	15.90	13.25	7.89
Net interest margin	3.09	3.32	3.36	3.55	3.40
Efficiency ratio	58.52	58.29	55.46	57.08	59.84

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2021	2020
Condensed Income Statements:
Net interest income	$239,759	$227,133
(Benefit from) provision for credit losses	(8,466)	57,656
Non-interest income:
Trust revenue	9,576	10,154
Service charges on deposits	61,330	54,642
Securities transactions	417	(545)
Income from sales of loans	5,737	4,215
Insurance commissions	17,670	15,316
Cash management	9,198	12,276
Other	20,411	5,744
Total noninterest income	124,339	101,802

Non-interest expense:
Salaries and employee benefits	123,836	123,977
Occupancy expense, net	13,962	11,888
Depreciation	12,217	10,830
Amortization of intangible assets	2,357	2,900
Data processing services	5,072	4,990
Net income (expense) from other real estate owned	6,677	(1,951)
Marketing and business promotion	5,323	5,325
Deposit insurance	2,488	1,224
Other	37,268	32,936
Total noninterest expense	209,200	192,119
Income before income taxes	163,364	79,160
Income tax expense	33,902	14,932
Net income	$129,462	$64,228
Per Common Share Data:
Net income-basic	$3.95	$1.97
Net income-diluted	3.88	1.94
Cash dividends declared	1.04	0.98
Common shares outstanding	32,572,217	32,679,191
Average common shares outstanding -
Basic	32,760,015	32,666,554
Diluted	33,358,837	33,190,294
Performance Ratios:
Return on average assets	1.61%	0.93%
Return on average stockholders’ equity	15.54	8.24
Net interest margin	3.25	3.58
Efficiency ratio	57.46	58.41

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2021	2020	2020
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$11,302,771	$11,015,287	$10,549,305	$9,212,357	$9,618,868
Interest-bearing deposits with banks	3,836,809	3,373,099	2,788,316	1,336,394	1,609,462
Debt securities	529,484	563,771	520,543	555,196	596,941
Total loans	6,037,886	6,207,262	6,380,108	6,448,225	6,660,694
Allowance for credit losses	(86,463)	(83,963)	(90,860)	(91,366)	(106,126)
Deposits	9,992,044	9,728,389	9,371,940	8,064,704	8,495,891
Stockholders' equity	1,146,874	1,131,591	1,094,671	1,067,885	1,043,752
Book value per common share	35.21	34.52	33.40	32.64	31.94
Tangible book value per common share (non-GAAP)(1)	30.04	29.35	28.27	27.47	26.74
Balance Sheet Ratios:
Average loans to deposits	61.56%	65.36%	70.84%	77.02%	78.55%
Average earning assets to total assets	92.13	92.01	91.54	91.82	91.99
Average stockholders' equity to average assets	10.22	10.25	10.64	10.91	10.90
Asset Quality Data:
Past due loans	$5,186	$4,386	$5,282	$4,802	$6,412
Nonaccrual loans (5)	26,607	29,802	35,326	37,545	82,385
Restructured loans	7,073	7,485	7,801	7,784	2,837
Total nonperforming and restructured loans	38,866	41,673	48,409	50,131	91,634
Other real estate owned and repossessed assets	39,060	40,183	30,320	32,480	4,939
Total nonperforming and restructured assets	77,926	81,856	78,729	82,611	96,573
Nonaccrual loans to total loans	0.44%	0.48%	0.55%	0.58%	1.24%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.46	0.51	0.62	0.65	1.41
Nonperforming and restructured loans to total loans	0.64	0.67	0.76	0.78	1.38
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.67	0.71	0.85	0.86	1.57
Nonperforming and restructured assets to total assets	0.69	0.74	0.75	0.90	1.00
Allowance to total loans	1.43	1.35	1.42	1.42	1.59
Allowance to total Non-PPP loans (non-GAAP)(3)	1.48	1.44	1.60	1.58	1.82
Allowance to nonaccrual loans	324.96	281.73	257.20	243.35	128.82
Allowance to nonperforming and restructured loans	222.46	201.48	187.69	182.26	115.81
Net charge-offs to average loans	0.01	0.06	0.01	0.30	0.03

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,146,874	$1,131,591	$1,094,671	$1,067,885	$1,043,752
Less goodwill	149,922	149,922	149,922	149,922	149,922
Less intangible assets, net	18,325	19,283	18,206	18,999	19,914
Tangible stockholders’ equity (non-GAAP)	$978,627	$962,386	$926,543	$898,964	$873,916
Common shares outstanding	32,572,217	32,784,513	32,771,013	32,719,852	32,679,191
Tangible book value per common share (non-GAAP)	$30.04	$29.35	$28.27	$27.47	$26.74

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,037,886	$6,207,262	$6,380,108	$6,448,225	$6,660,694
Less PPP loans	201,208	368,620	713,714	652,693	831,703
Total Non-PPP loans (non-GAAP)	$5,836,678	$5,838,642	$5,666,394	$5,795,532	$5,828,991

Nonaccrual loans (5)	26,607	29,802	35,326	37,545	82,385
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.46%	0.51%	0.62%	0.65%	1.41%
Total nonperforming and restructured loans	38,866	41,673	48,409	50,131	91,634

Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.67%	0.71%	0.85%	0.86%	1.57%
Allowance for credit losses	(86,463)	(83,963)	(90,860)	(91,366)	(106,126)
Allowance to total Non-PPP loans (non-GAAP)	1.48%	1.44%	1.60%	1.58%	1.82%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4) Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $3.1 million of nonaccrual loans at September 30, 2021.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2021
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,103,533	$80,370	5.22%	$6,267,176	$240,733	5.14%
Debt securities – taxable	536,690	1,484	1.10	531,109	4,779	1.20
Debt securities – tax exempt	6,336	45	2.83	13,530	222	2.20
Interest bearing deposits with banks and FFS	3,682,313	1,441	0.16	3,064,852	2,861	0.12
Total earning assets	10,328,872	83,340	3.20	9,876,667	248,595	3.37

Nonearning assets:
Cash and due from banks	269,153			270,724
Interest receivable and other assets	696,567			688,223
Allowance for credit losses	(83,969)			(89,116)
Total nonearning assets	881,751			869,831
Total assets	$11,210,623			$10,746,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$881,043	$161	0.07%	$835,363	$465	0.07%
Savings deposits	3,825,687	989	0.10	3,675,121	3,034	0.11
Time deposits	659,490	838	0.50	658,306	2,814	0.57
Short-term borrowings	2,713	—	0.10	2,595	1	0.07
Subordinated debt	85,964	1,031	4.76	46,957	2,100	5.98
Total interest bearing liabilities	5,454,897	3,019	0.22	5,218,342	8,414	0.22

Interest free funds:
Noninterest bearing deposits	4,547,944			4,363,925
Interest payable and other liabilities	61,794			50,469
Stockholders’ equity	1,145,988			1,113,762
Total interest free funds	5,755,726			5,528,156
Total liabilities and stockholders’ equity	$11,210,623			$10,746,498
Net interest income		$80,321			$240,181
Net interest spread			2.98%			3.15%
Effect of interest free funds			0.11%			0.10%
Net interest margin			3.09%			3.25%